                                    Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 15, 2002

                     TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact name of Registrant as specified in its charter)

                           Florida 0-23161 59-3420305
(State of Incorporation) (Commission File No.) (I.R.S. Employer Identification No.)

                             4902 W. WATERS AVENUE
                           TAMPA, FLORIDA 33634-1302
          (Address of principal executive offices, including zip code)

                                  813-249-4900
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

Dear Fellow Shareholders,

Today as a company we believe we have basically two choices, we can either "batten down the hatches," be reactive and hope to weather the storm or we can adopt an attitude that not only will we survive, but we will thrive.  As we head into our 75th anniversary, our vision is clear, we will drive forward.  In fact, we want to reach $1 billion in sales in the next few years.  I would like to take this opportunity to tell you about some of the principles that guide our company and why I continue to believe that you and I have invested in a great company.

Someone recently told me an interesting story about a well-respected businessman who was scheduled to address a large group at a business conference on "best practices."  Everyone anxiously awaited his speech, expecting to be enlightened by his knowledge and experience.  He unceremoniously approached the podium and uttered these simple words.  "The essence of business is this, you sell your product for more than it costs and you spend less than the difference."  He then sat down.  Everyone was stunned.  Some were disappointed, expecting him to pontificate about his previous successes and address specific issues.  Most however, acknowledged that basic business principles are sometimes simply overlooked.  We saw this phenomenon occur in vivid color this year as many "new economy" companies began to melt down. Suddenly, old-fashioned "brick and mortar" companies were back in vogue.
Basic principles such as sustainable profitability and strong cash flow were important again.

We always have and always will run our company based on sound business principles and that is why we continuously speak about our operating blueprint.  Many people ask us about the blueprint and how it works.  Our blueprint is not mysterious or complicated.  It is simply a set of guiding principles, policies and procedures that are founded in basic business logic combined with a bit of ingenuity and a lot of discipline and hard work, which collectively form a platform upon which any business could operate successfully.  We make decisions with the power of knowledge and utilize our system capabilities as a strategic weapon.

As you well know, the retail environment has been very difficult this year.  Consumers are not spending as much on apparel as they have in the past.  And while we were not completely immune from the effects of this downturn, we remained very profitable.  The broadness of our distribution allows us to minimize the negative impact of a downturn in any one sector and our high quality innovative products continue to interest consumers.  The speed at which we operate is continuing to increase.  We have found that we must operate "by-the-second" to be successful in the face of constantly changing consumer demand.  One of our objectives is to use our global reach to be the lowest cost producer, as consumers are demanding exceptional value when they do make a purchase.

Rest assured that our blueprint will guide us through these difficult times.  You may have heard or read comments such as, "it is a New World, the old rules no longer apply".  We wholeheartedly agree and we continue to make the necessary adjustments.  However, some things at TSI will never change.  We will continue to sell our product for more than it costs and spend less than the difference and we are well positioned to quickly capitalize on additional opportunities when market conditions begin to improve.

In closing, I want to thank all of our associates.  They are by far the Company's most valuable asset.  Our success is due to their discipline, hard work and dedication.  I would also like to thank our customers, our suppliers, the Board of Directors and you for the continued support and confidence.

                                                     Sincerely,

                                                     /s/ william W. Compton

                                                     William W. Compton
                                                     Chairman and CEO